EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: March 28, 2024
Alpha Wave Global, LP

	By:	/s/ Richard Gerson
Name: Richard Gerson
Title: Richard Gerson, Chairman and CIO

Alpha Wave Ventures GP, Ltd

	By:	/s/ Richard Gerson
Name: Richard Gerson
Title: Director

Chimera Investment LLC

	By:	/s/ Syed Basar Shueb Syed Shueb
Name: Syed Basar Shueb Syed Shueb
Title: Director and Authorized Signatory

Lunate Holding RSC LTD

	By:	/s/ Syed Basar Shueb Syed Shueb
Name: Syed Basar Shueb Syed Shueb
Title: Director and Authorized Signatory